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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment #1 to the Registration Statement on Form S-3 of our report dated November 12, 2004, relating to the consolidated financial statements of Cascade Natural Gas Corporation and subsidiaries appearing in the Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended September 30, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment #1 to the Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington
May 12, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM